          As filed with the Securities and Exchange Commission on May 21, 1999
                                        Registration No. 333-_________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                            RUBIO'S RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                             33-0100303
           (State or other jurisdiction        (IRS Employer Identification No.)
          of incorporation or organization)

            1902 WRIGHT PLACE, SUITE 300, CARLSBAD, CALIFORNIA 92008
               (Address of principal executive offices) (Zip Code)

                                  ------------

                            RUBIO'S RESTAURANTS, INC.
                            1999 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                  ------------

                                 MR. RALPH RUBIO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            RUBIO'S RESTAURANTS, INC.
                          1902 WRIGHT PLACE, SUITE 300
                           CARLSBAD, CALIFORNIA 92008
                     (Name and address of agent for service)
                                 (760) 929-8226
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                                AMOUNT               PROPOSED              PROPOSED                AMOUNT OF
           TITLE OF SECURITIES                  TO BE            MAXIMUM OFFERING     MAXIMUM AGGREGATE          REGISTRATION
            TO BE REGISTERED                REGISTERED(1)        PRICE PER SHARE       OFFERING PRICE                 FEE
           ------------------               -------------        ---------------      -----------------          ------------
  1999 STOCK INCENTIVE PLAN
  Common Stock                             1,123,938 shares         $ 10.50(2)          $11,801,349(2)            $ 3,281

  1999 EMPLOYEE STOCK PURCHASE PLAN         200,000 shares          $ 10.50(2)          $ 2,100,000(2)            $   584
  Common Stock
                                                                                     AGGREGATE AMOUNT OF          $ 3,865
                                                                                       REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) This Registration Statement shall also cover any additional shares of Registrant's common stock which become issuable under the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Registrant's common stock on May 20, 1999, as determined by the Registrant's Board of Directors.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Rubio's Restaurants, Inc. incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

         (a) Our Registration Statement No. 333-75087 on Form S-1 filed with the SEC on March 26, 1999, together with the amendments filed with the SEC on April 30, 1999, May 14, 1999 and May 20, 1999.

         (b) Our prospectus filed with the SEC on May 21, 1999 under Rule 424(b) promulgated under the Securities Act of 1933, in connection with our Registration Statement No. 333-75087, which includes the audited financial statements for the year ended December 27, 1998.

         (c) Our Registration Statement No. 000-26125 on Form 8-A filed with the SEC on May 18, 1999, in which we describe the terms, rights and provisions applicable to our outstanding common stock.

                  All reports and definitive proxy or information statements filed under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our certificate provides that, except to the extent prohibited by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors. Under Delaware law, the directors have a fiduciary duty to us which is not eliminated by this provision of our certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of their duty of loyalty to us or our stockholders; for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law; for actions leading to improper personal benefit to the director; and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         Section 145 of the Delaware General Corporation Law allows a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the indemnification does not eliminate or limit the liability of a director for the following:

         - any breach of the director's duty of loyalty to us or our stockholders;

         - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         - unlawful payments of dividends or unlawful stock purchases or redemptions; and

         - any transaction from which the director derived an improper personal benefit.

         Delaware law further provides that the permitted indemnification shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise. Our certificate eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate provides that we may fully indemnify any person through bylaw provisions, agreements with such person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders or others.

         We have also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We plan to apply for liability insurance for our officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT NUMBER    EXHIBIT

   4              Instruments Defining the Rights of Stockholders. Reference is
                  made to the Registration Statement on Form 8-A, filed on May
                  18, 1999, incorporated by reference under Item 3(c).
   5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1           Consent of Deloitte & Touche LLP, Independent Auditors.
   23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
   24             Power of Attorney.  Reference is made to page II-4 of this
                  Registration Statement.
   99.1+          1999 Stock Incentive Plan (Exhibit 10.45).
   99.2           Form of Notice of Grant of Stock Option.
   99.3           Form of Stock Option Agreement.
   99.4           Form of Addendum to Stock Option Agreement-Involuntary
                  Termination.
   99.5           Form of Addendum to Stock Option Agreement-Stock
                  Appreciation Right.
   99.6           Form of Stock Issuance Agreement.
   99.7           Form of Addendum to Stock Issuance Agreement.
   99.8+          1999 Employee Stock Purchase Plan (Exhibit 10.46).
   99.9           Form of Enrollment/Change Form.
   99.10          Form of Stock Purchase Agreement.

   + Incorporated by reference to our Registration Statement on Form S-1 (333-75087) filed with the SEC on March 26, 1999, as amended.

ITEM 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Rubio's Restaurants, Inc. 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 21st day of May, 1999.

                                           RUBIO'S RESTAURANTS, INC.


                                           By:     /S/ RALPH RUBIO
                                              ---------------------------------
                                                    Ralph Rubio
                                                    President and Chief
                                                    Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Rubio, President and Chief Executive Officer, and Joseph N. Stein, Chief Strategic and Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

SIGNATURE                                       TITLE                                              DATE

  /S/ RALPH RUBIO                               President, Chief Executive Officer                 May 21, 1999
-----------------------------------             and Director (principal executive officer)
Ralph Rubio


 /S/ JOSEPH N. STEIN                            Chief Strategic and Financial Officer              May 21, 1999
-----------------------------------             (principal financial and accounting officer)
Joseph N. Stein


 /S/ KYLE A. ANDERSON                           Director                                           May 21, 1999
-----------------------------------
Kyle A. Anderson


 /S/ JASON M. FISH                              Director                                           May 21, 1999
-----------------------------------
Jason M. Fish


 /S/ RAFAEL RUBIO                               Director                                           May 21, 1999
-----------------------------------
Rafael Rubio

                                      II-4


 /S/ ROBERT RUBIO                               Director                                           May 21, 1999
-----------------------------------
Robert Rubio


 /S/ KIM LOPDRUP                                Director                                           May 21, 1999
-----------------------------------
Kim Lopdrup


 /S/ TIMOTHY J. RYAN                            Director                                           May 21, 1999
-----------------------------------
Timothy J. Ryan


 /S/ MICHAEL DOOLING                            Director                                           May 21, 1999
-----------------------------------
Michael Dooling

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                           RUBIO'S RESTAURANTS, INC.

                                 EXHIBIT INDEX

EXHIBIT NUMBER    EXHIBIT
   4              Instruments Defining the Rights of Stockholders. Reference is
                  made to the Registration Statement on Form 8-A, filed on May
                  18, 1999, incorporated by reference under Item 3(c).
   5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1           Consent of Deloitte & Touche LLP, Independent Auditors.
   23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
   24             Power of Attorney.  Reference is made to page II-4 of this
                  Registration Statement.
   99.1+          1999 Stock Incentive Plan (Exhibit 10.45).
   99.2           Form of Notice of Grant of Stock Option.
   99.3           Form of Stock Option Agreement.
   99.4           Form of Addendum to Stock Option Agreement-Involuntary
                  Termination.
   99.5           Form of Addendum to Stock Option Agreement-Stock
                  Appreciation Right.
   99.6           Form of Stock Issuance Agreement.
   99.7           Form of Addendum to Stock Issuance Agreement.
   99.8+          1999 Employee Stock Purchase Plan (Exhibit 10.46).
   99.9           Form of Enrollment/Change Form.
   99.10          Form of Stock Purchase Agreement.


   + Incorporated by reference to our Registration Statement on Form S-1 (333-75087) filed with the SEC on March 26, 1999, as amended.